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                                                                EXHIBIT 10(A)(2)

                                  JESSE BLANCO
                                GENERAL COUNSEL
                                ZEROS USA, INC.
                                P.O. BOX 680305
                            SAN ANTONIO, TEXAS 78268
                            TELEPHONE (210) 509-7194

                                  May 2, 1997

Mr. Steve Clark
OCS, Inc.
P.O. Box Z
Highlands, Texas 77562

RE:      Letter of Intent to Transfer Assets

Dear Mr. Clark:

         This letter will memorialize the terms of the contemplated agreement for the transfer of assets of OCS, Inc. ("OCS"), to ZEROS USA, Inc. ("ZEROS").

         Pursuant to the agreement that will be entered into between the parties, ZEROS shall transfer to OCS the following consideration:

 / /     $100,000.00 in cash

 / /     3,000,000 shares of ZEROS USA, Inc., Golden Preferred Stock

         o   Annual Common Stock Dividend at 6% per annum

         o Stock convertible to Common Stock at the rate of one share of Common for each one share of Golden Preferred Stock after two years

         o ZEROS USA, Inc., to have a redemption agreement of $1.65 per share exercisable in no less than one year and at the option of ZEROS

         ZEROS further anticipates all other terms and conditions regarding warranties by seller, compliance regarding bulk sales, and covenants not to compete to follow provisions ordinarily allowed under Texas law.

         Please do not hesitate to call me if you should have any questions.

                                        Very yours,

                                        /s/ JESSE BLANCO

                                        Jesse Blanco

JB